Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact:
Daniel Greenberg, Chairman and CEO Electro Rent Corporation 818-786-2525	Roger Pondel/Laurie Berman PondelWilkinson Inc. 310-279-5980 investor@pondel.com

Electro Rent Reports Fiscal 2016 First Quarter Financial Results

VAN NUYS, Calif. - October 8, 2014 - Electro Rent Corporation (Nasdaq: ELRC) today reported financial results for the fiscal first quarter ended August 31, 2015.

“Our results for the quarter reflect a time of transition for our company,” said Daniel Greenberg, Chairman and CEO of Electro Rent. “As expected, our top line was impacted by a significant reduction in new equipment sales resulting from the end of our agreement with Keysight Technologies. On the positive side, used equipment sales were up for the first quarter, and equipment rentals, our primary business sector, only declined slightly, primarily due to changes in foreign currency exchange rates. Further, the aerospace/defense sector remained stable, and we believe that favorable industry changes will occur this year that should inure to our benefit.

“Meanwhile, we are fully committed to continuing to provide our customers with a wide range of technical and financial choices, and have developed new reseller relationships with Anritsu and Rohde & Schwarz,” Greenberg said. “At the same time, we continued to invest in our sales infrastructure during the quarter to further broaden our product and customer relationships, expand our customer base, and increase our geographic reach. While we anticipate it will take time to rebuild our new equipment sales, we think this area of our business will continue to be highly valuable to Electro Rent’s future,” Greenberg added.

Total revenues for the fiscal 2016 first quarter were $53.3 million, compared with $61.9 million for the same quarter last year. Rental and lease revenues amounted to $32.3 million, versus $33.9 million one year ago. Sales of equipment and other revenues totaled $21.0 million for the fiscal 2016 first quarter, compared with $28.0 million for the comparable period in fiscal 2015.

Selling, general and administrative expenses for the fiscal 2016 first quarter were $14.8 million, or 27.7% of total revenues, compared with $15.0 million, or 24.3% of total revenues, for the same quarter last year.

Total operating expenses were $49.2 million for the first quarter of fiscal 2016, compared with $54.4 million a year ago.

Operating profit for the first quarter of fiscal 2016 was $4.2 million, or 7.9% of total revenues, versus $7.5 million, or 12.1% of total revenues, for last year’s first quarter. Operating profit for the fiscal 2016 period was impacted by lower revenues.

Net income totaled $2.5 million, or $0.10 per diluted share, for the fiscal 2016 first quarter, compared with $4.8 million, or $0.20 per diluted share, last year.

Rental equipment purchases for the fiscal 2016 first quarter totaled $15.5 million, versus $17.6 million for the same quarter last year.

Electro Rent’s effective tax rate was 37.5% for the first quarter of fiscal 2016, compared with 36.9% for the same quarter one year ago. The higher rate primarily related to higher losses in the company’s China operations for which it receives no tax benefit.

The net book value of Electro Rent's equipment was $226.8 million at August 31, 2015, compared with $231.7 million at May 31, 2015.

Electro Rent had a sales order backlog for test and measurement equipment primarily relating to its Keysight Technologies resale agreement of $2.0 million at August 31, 2015, versus $6.4 million one year ago. The majority of the backlog is expected to be delivered to customers within the next three months.

Electro Rent paid dividends of $3.2 million for the first quarter of fiscal 2016. On an annualized basis, Electro Rent’s current quarterly dividend of $0.125 per common share represents a 4.5% yield on the October 7, 2015 closing share price of $11.06.

Total shareholders' equity at August 31, 2015 was $227.6 million, or $9.43 per share, compared with $228.0 million, or $9.46 per share, at May 31, 2015.

Electro Rent’s cash balance was $8.7 million at the end of the first quarter of fiscal 2016, compared with $4.1 million at the end of fiscal 2015. There were no bank borrowings at August 31, 2015, compared with $2.4 million at May 31, 2015.

“We hope to improve our performance in each and every area of our business as the year progresses. Management remains cautiously optimistic that, allowing for the substantial reductions in new equipment sales, Electro Rent will get stronger as we work to build enhanced value for our customers and shareholders,” Greenberg added.

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

“Safe Harbor" Statement:
Except for the historical statements and discussions in this press release, the company’s statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Electro Rent’s management's views and expectations at this time with respect to future events and financial performance, based on currently available information. Forward looking statements in this press release include statements regarding whether changes in certain industries will occur and will inure to Electro Rent’s benefit, whether Electro Rent will pay future dividends and in what amounts, whether Electro Rent can implement additional reseller agreements, whether sales of new equipment will increase or prove highly valuable to Electro Rent’s future operations, as well as general expressions of optimism about future operating results. When used, the words “anticipate”, “believe”, "expect" and "will" and other similar expressions identify forward-looking statements. Forward-looking statements are based on assumptions about future operations and market conditions, and are subject to certain risks and uncertainties. The company believes its assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, Electro Rent’s actual results will differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission, including: general macroeconomic conditions may not improve or may deteriorate; U.S. federal government spending with respect to defense and other research and development activities may not increase or may decline; Electro Rent may not succeed in retaining its key sales personnel; and manufacturers of test and measurement equipment may not be willing to enter reseller arrangements with Electro Rent or those agreements may not succeed to the level anticipated. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, the company’s actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. You should not put undue reliance on these statements. Electro Rent undertakes no obligation to update or revise any forward-looking statements.

(Financial tables follow)

ELECTRO RENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31,
	2015	2014
Revenues:
Rentals and leases	$32,303	$33,889
Sales of equipment and other revenues	21,040	27,982
Total revenues	53,343	61,871
Operating expenses:
Depreciation of rental and lease equipment	14,601	13,915
Costs of rentals and leases, excluding depreciation	4,912	4,574
Costs of sales of equipment and other revenues	14,866	20,902
Selling, general and administrative expenses	14,771	15,021
Total operating expenses	49,150	54,412
Operating profit	4,193	7,459
Interest income/(expense), net	(242)	103
Income before income taxes	3,951	7,562
Income tax provision	1,481	2,791
Net income	$2,470	$4,771
Earnings per share:
Basic	$0.10	$0.20
Diluted	$0.10	$0.20
Shares used in per share calculation:
Basic	24,416	24,372
Diluted	24,426	24,396

ELECTRO RENT CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited) (in thousands, except share numbers)

	August 31, 2015	May 31, 2015
ASSETS
Cash	$8,749	$4,064
Accounts receivable, net of allowance for doubtful accounts of $553 and $604	26,917	33,863
Rental and lease equipment, net of accumulated depreciation of $237,652 and $241,116	226,764	231,671
Other property, net of accumulated depreciation and amortization of $16,983 and $16,749	12,901	13,120
Goodwill	3,109	3,109
Intangibles, net of accumulated amortization of $1,790 and $1,761	715	744
Other assets	13,587	13,743
	$292,742	$300,314
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Bank borrowings	$—	$2,387
Accounts payable	6,233	8,234
Accrued expenses	16,636	18,487
Deferred revenue	5,607	5,576
Deferred tax liability	36,716	37,652
Total liabilities	65,192	72,336

Shareholders’ equity:
Preferred stock, $1 par - shares authorized 1,000,000, none issued	—	—
Common stock, no par - shares authorized 40,000,000; issued and outstanding August 31, 2015 - 24,126,792; May 31, 2015 - 24,108,176	40,598	40,440
Retained earnings	186,952	187,538
Total shareholders’ equity	227,550	227,978
	$292,742	$300,314